SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NUMBER ONE
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

NEXIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	84-1062062
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

59 West 100 South, Second Floor, Salt Lake City, Utah 84101
(Address of principal executive offices)

The Amended 2006 Benefit Plan of Nexia Holdings, Inc.
(Full title of the plan)

Richard D. Surber, 59 West 100 South, Second Floor, Salt Lake City, Utah 84101
(Name, address, including zip code, of agent for service)

Telephone number for Issuer: (801) 575-8073

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amounts to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, 0.001 par value	1,000,000,000	$0.0003	$300,000	$38.01

(1) Bona fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, based on the average bid and asked price of the registrant's common stock as of August 9, 2006, a date within five business days prior to the date of filing of this registration statement.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

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Post Effective Amendment to the
2006 Benefit Plan of Nexia Holdings, Inc.

    This Post Effective Amendment No. One is being filed pursuant to General Instruction E to Form S-8, to reflect that the Board of Directors of Nexia Holdings, Inc. (the "Company") has amended The 2006 Benefit Plan of Nexia Holdings, Inc. as filed by the Company in a Form S-8 filed on March 30, 2006, file no. 333-132855, which is incorporated herein by reference. This amendment will increase the number of shares to be included in the plan by One Billion (1,000,000,000) shares of the common stock of the Company.

The 1,000,000,000 shares registered pursuant to Amendment No. One increases the total number of shares registered under The 2006 Benefit Plan of Nexia Holdings, Inc. to 1,500,000,000.

The amendment to the 2006 Benefit Plan of Nexia Holdings, Inc. is filed as Exhibit "A" hereto. The additional One Billion (1,000,000,000) shares are being registered hereby.

Item 8. Exhibits.

The exhibits attached to this Registration Statement are listed in the Exhibit Index, which is found on page 4.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 10, 2006.

Nexia Holdings, Inc.

Date: August 10, 2006	By:	/s/ Richard D. Surber
Richard D. Surber President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Richard Surber	Director	August 10, 2006
Richard D. Surber

/s/Gerald Einhorn	Director	August 10, 2006
Gerald Einhorn

/s/ Adrienne Bernstein	Director	August 10, 2006
Adrienne Bernstein

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INDEX TO EXHIBITS

Exhibits	SEC Ref. No.	Description of Exhibit	Page
A	23.1	Consent of Accountant	5
B	4	Amendment to 2006 Benefit Plan of Nexia Holdings, Inc.	6
C	5	Opinion and consent of Counsel with respect to the legality of the issuance of securities being issued	7

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